UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Pulte Homes, Inc.

(Name of Registrant as Specified In Its Charter)

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The following correspondence was sent on May 13, 2009 through electronic mail and via courier delivery to Investment Proxy Research, Fidelity Management and Research Company, an affiliate of which owns common stock of Pulte Homes, Inc. (the “Company”), with regard to amendments to the Company’s 2004 Stock Incentive Plan.

May 13, 2009

Ms. Gina R. Caires

Investment Proxy Research

Fidelity Management and Research Company

One Spartan Way TS1E

Merrimack, New Hampshire 03054

Re:	Amendments to Pulte Homes, Inc. 2004 Stock Incentive Plan

Dear Ms. Caires,

I understand that on May 12, 2009, you raised a matter with Mr. Roger Cregg, Executive Vice President and Chief Financial Officer of Pulte Homes, Inc. (the “Company”) on behalf of Fidelity Investments with respect to amendments to the Company’s 2004 Stock Incentive Plan (the “Plan”) that are being submitted for shareholder approval at our 2009 Annual Meeting of Shareholders on May 14, 2009. Per your discussions with Mr. Cregg, I understand that you have identified specific features in the Plan that are inconsistent with the current proxy voting guidelines used by Fidelity Investments as they apply to equity grants.

I am writing to advise you that management of the Company has committed that during the next fiscal year it will recommend to the Board of Directors of the Company that the Plan be amended as provided below.

1. Subject to paragraph 3 below, full value awards under the Plan should require a minimum one-year vesting period for performance-based awards and a minimum three-year vesting period, with ratable vesting during the three year period, for awards that vest based solely on continued tenure with the Company.

2. Subject to paragraph 3 below, the Compensation Committee should not have the discretion to waive vesting periods for full value awards except in the case of a participant’s death, disability, or retirement, or upon a Change of Control.

3. The provisions described in paragraphs 1 and 2 above should only apply to full value awards granted after the effective date of the amendment to the Plan and would not apply to 5% of the shares available for issuance under the Plan, not taking into account any awards granted under the Plan prior to the effective date of the amendment.

Ms. Gina R. Caires

Fidelity Management and Research Company

May 13, 2009

Please feel free to contact me with any comments or questions you may have.

Very truly yours,

/s/ Steven M. Cook

Steven M. Cook

Senior Vice President

General Counsel and Secretary